Exhibit 99.1

615 Merrick Avenue, Westbury, NY 11590 — Phone: (516) 683-4420 — Fax: (516) 683-4424 — www.myNYCB.com

FOR IMMEDIATE RELEASE	Contact:	Ilene A. Angarola Executive Vice President & Director Investor Relations and Corp. Communications (516) 683-4420

NEW YORK COMMUNITY BANCORP, INC.

ACQUIRES THE DEPOSITS AND CERTAIN ASSETS OF DESERT HILLS BANK

IN AN FDIC TRANSACTION

Earnings-Accretive Acquisition Provides Deposits and Assets of Approximately $400 Million and $500 Million;

Boosts New York Community Bank’s Arizona Franchise from 12 Branches to 18

Westbury, N.Y., March 26, 2010 – New York Community Bancorp, Inc. (NYSE: NYB) (the “Company”) today announced that its savings bank subsidiary, New York Community Bank (the “Community Bank”), has acquired all the retail deposits and certain assets of Phoenix-based Desert Hills Bank from the Federal Deposit Insurance Corporation (the “FDIC”).

Under the terms of the agreement with the FDIC, the Community Bank received assets of approximately $500 million, including loans and ORE of approximately $325 million. All of the loans and ORE acquired in the transaction are subject to loss sharing agreements with the FDIC. The loss sharing agreements provide for the reimbursement of 80% of incurred losses up to the stated threshold of $101.4 million and 95% of incurred losses in excess of the stated threshold.

The Community Bank also assumed liabilities of approximately $450 million in the transaction, including deposits of approximately $400 million and borrowings of approximately $45 million. The Community Bank paid no deposit premium on the assumed deposits.

In order to effectively capitalize this transaction, the Company completed a capital raise of $29 million earlier this month by issuing 1.8 million shares through the direct purchase feature of its Dividend Reinvestment and Stock Purchase Plan.

In connection with the transaction, the Community Bank expanded its franchise in Arizona to 18 branch offices. On December 4, 2009, the Community Bank acquired 12 branches in Arizona in connection with its acquisition of certain assets and its assumption of certain liabilities of AmTrust Bank (the “AmTrust acquisition”). Consistent with its general practice of consolidating all the branches in a community under one division, the newly acquired Desert Hills branches will commence operations on Monday morning, March 29th, as “AmTrust Bank, a Division of New York Community Bank.”

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New York Community Bancorp Acquires the Deposits and Certain Assets of Desert Hills Bank	2 2 2

As the acquisition was immediately effective, depositors of Desert Hills Bank are now depositors of the Community Bank and their deposits continue to be insured to the same extent as they were before by the FDIC. In addition, customers can continue to bank at their current branches and access their money by writing checks or using their ATM or debit cards. Furthermore, checks drawn on Desert Hills Bank will continue to be processed, and loan customers can, and should, continue to make their payments as usual.

Commenting on the transaction, New York Community Bancorp, Inc. Chairman, President, and Chief Executive Officer Joseph R. Ficalora stated, “The acquisition of Desert Hills Bank fulfills the primary criteria of our growth-through-acquisition strategy. First, the acquisition is immediately accretive to our earnings. Second, it provides us with an infusion of deposits while also expanding our customer base. Third, as a “bolt-on” transaction, it augments the franchise we recently established in the attractive Arizona market through the AmTrust acquisition on December 4th. Furthermore, the risk associated with acquiring assets is significantly mitigated by our loss sharing agreements with the FDIC.

“We look forward to welcoming our new customers on Monday morning,” Mr. Ficalora continued, “when the six Desert Hills locations open as branches of AmTrust Bank, a Division of New York Community Bank. We believe that the consumers and businesses served by Desert Hills will be pleased to learn that their deposits are not only insured by the FDIC to the fullest extent permitted, but also are now held in a well capitalized bank with a 150-year history of strength, service, and stability.

“Although we are significantly larger than Desert Hills, with assets in excess of $42 billion and 282 branches in Metro New York, New Jersey, Florida, Ohio, and Arizona, we share its strong community orientation, and welcome the opportunity to make a difference in the Phoenix, Prescott, Scottsdale, Sun City, and Sedona markets we now serve,” Mr. Ficalora said.

The Company was advised in the transaction by Bank of America Merrill Lynch.

Desert Hills Bank customers who have questions about today’s transaction can call the FDIC toll-free at 1-800-886-2504. The phone number will be operational this evening until 9:00 p.m. Eastern Time (ET); on Saturday from 9:00 a.m. to 3:00 p.m. ET; on Sunday from 9:00 a.m. to 3:00 p.m. ET; and thereafter from 8:00 a.m. to 8:00 p.m. ET.

About New York Community Bancorp, Inc.

With assets of $42.2 billion at December 31, 2009, New York Community Bancorp, Inc. is the 22nd largest bank holding company in the nation and a leading producer of multi-family mortgage loans in New York City, with an emphasis on apartment buildings that feature below-market rents. The Company has two bank subsidiaries: New York Community Bank, a thrift with 247 branches serving customers throughout Metro New York, New Jersey, Florida, Ohio, and Arizona; and New York Commercial Bank, with 35 branches serving customers in Manhattan, Queens, Brooklyn, Long Island, and Westchester County in New York.

Reflecting its growth through a series of acquisitions, including the recent Desert Hills transaction, the Community Bank operates through seven local divisions, each with a history of strength and service in its community: Queens County Savings Bank in Queens, Roslyn Savings Bank on Long Island, Richmond County Savings Bank on Staten Island, Roosevelt Savings Bank in Brooklyn; Garden State Community Bank in New Jersey; Ohio Savings Bank in Ohio; and AmTrust Bank in Florida and Arizona. Similarly, the Commercial Bank operates 18 of its branches under the divisional name Atlantic Bank. Additional information about the Company and its bank subsidiaries is available at www.myNYCB.com and www.NewYorkCommercialBank.com.

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New York Community Bancorp Acquires the Deposits and Certain Assets of Desert Hills Bank	3 3 3

Forward-looking Statements and Associated Risk Factors

This release, like many written and oral communications presented by New York Community Bancorp, Inc. and our authorized officers, may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions.

Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by use of the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “seek,” “strive,” “try,” or future or conditional verbs such as “will,” “would,” “should,” “could,” “may,” or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results.

There are a number of factors, many of which are beyond our control, that could cause actual conditions, events, or results to differ significantly from those described in our forward-looking statements. These factors include, but are not limited to: general economic conditions, either nationally or in some or all of the areas in which we and our customers conduct our respective businesses; conditions in the securities markets and real estate markets or the banking industry; changes in interest rates, which may affect our net income, prepayment penalty income, and other future cash flows, or the market value of our assets, including our investment securities; changes in deposit flows and wholesale borrowing facilities; changes in the demand for deposit, loan, and investment products and other financial services in the markets we serve; changes in our credit ratings or in our ability to access the capital markets; changes in our customer base or in the financial or operating performances of our customers’ businesses; changes in real estate values, which could impact the quality of the assets securing the loans in our portfolio; changes in the quality or composition of our loan or securities portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; the ability to successfully integrate any assets, liabilities, customers, systems, and management personnel, including those of Desert Hills Bank, AmTrust Bank, and any other banks we may acquire, into our operations, and our ability to realize related revenue synergies and cost savings within expected time frames; our use of derivatives to mitigate our interest rate exposure; our ability to retain key members of management; our timely development of new lines of business and competitive products or services in a changing environment, and the acceptance of such products or services by our customers; any interruption or breach of security resulting in failures or disruptions in customer account management, general ledger, deposit, loan, or other systems; any breach in performance by the Community Bank under our loss sharing agreements with the FDIC; any interruption in customer service due to circumstances beyond our control; potential exposure to unknown or contingent liabilities of companies we have acquired or target for acquisition; the outcome of pending or threatened litigation, or of other matters before regulatory agencies, whether currently existing or commencing in the future; environmental conditions that exist or may exist on properties owned by, leased by, or mortgaged to the Company; operational issues stemming from, and/or capital spending necessitated by, the potential need to adapt to industry changes in information technology systems, on which we are highly dependent; changes in our estimates of future reserves based upon the periodic review thereof under relevant regulatory and accounting requirements; changes in our capital management policies, including those regarding business combinations, dividends, and share repurchases, among others; changes in legislation, regulation, policies, or administrative practices, whether by judicial, governmental, or legislative action, including, but not limited to, those pertaining to banking, securities, taxation, rent regulation and housing, environmental protection, and insurance, and the ability to comply with such changes in a timely manner; additional FDIC special assessments or required assessment prepayments; changes in accounting principles, policies, practices, or guidelines; the ability to keep pace with, and implement on a timely basis, technological changes; changes in the monetary and fiscal policies of the U.S. Government, including policies of the U.S. Department of the Treasury and the Board of Governors of the Federal Reserve System; war or terrorist activities; and other economic, competitive, governmental, regulatory, and geopolitical factors affecting our operations, pricing, and services.

It should be noted that we routinely evaluate opportunities to expand through acquisitions and frequently conduct due diligence activities in connection with such opportunities. As a result, acquisition discussions and, in some cases, negotiations, may take place at any time, and acquisitions involving cash or our debt or equity securities may occur.

Additionally, the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control.

Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date of this release. Except as required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

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